VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made as of August 9, 2022 by and among (i) Shift Technologies, Inc., a Delaware corporation (“Parent”), (ii) CarLotz, Inc., a Delaware corporation (the “Company”), and (iii) the undersigned holders of capital stock and/or securities convertible or exchangeable into capital stock of the Company (collectively the “Voting Parties” and each, a “Voting Party”).

WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and Shift Remarketing Operations, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving entity following the Merger; and

WHEREAS, Parent, the Company and the Voting Parties desire to enter into this Agreement in order for such Voting Parties (solely in their capacity as stockholders in the Company and not, if applicable, as a director or fiduciary) to provide certain assurances to Parent and the Company regarding the manner in which such Voting Parties are bound hereunder to vote their Voting Shares (as defined below) in connection with the Contemplated Transactions.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used herein the term “Voting Shares” shall mean all securities of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, but excluding shares of stock underlying unexercised options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by each Voting Party, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Merger Agreement, as applicable.

2. Representations and Warranties of each Voting Party. Each Voting Party (solely in its capacity as a stockholder in the Company and not, if applicable, as a director or fiduciary) hereby represents and warrants to Parent and the Company as follows:

a. Authority. The Voting Party has all requisite power and authority to enter into this Agreement and to perform fully the Voting Party’s obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Voting Party. This Agreement constitutes a valid and binding obligation of the Voting Party enforceable in accordance with its terms, subject to the Enforceability Exceptions.

b. No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of the Voting Party is required in connection with the execution, delivery and performance of this Agreement, other than as may be required under Applicable Laws related to securities.

c. No Conflicts. Neither the execution and delivery of this Agreement, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, the Voting Party’s organizational documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the

Voting Party or to the Voting Party’s property or assets (including the Voting Shares) that would reasonably be expected to prevent or delay the consummation of the Merger or that would reasonably be expected to prevent the Voting Party from fulfilling its obligations under this Agreement.

d. Ownership of Shares. The Voting Party (i) Beneficially Owns all of its Voting Shares (including the Voting Shares set forth on its signature page hereto) free and clear of all Encumbrances, other than (A) Encumbrances created by this Agreement, (B) Encumbrances imposed by Applicable Laws related to securities and (C) Encumbrances that would not reasonably be expected to prevent or delay the consummation of the Merger or that would not reasonably be expected to prevent the Voting Party from fulfilling its obligations under this Agreement (collectively, the “Permitted Encumbrances”) and (ii) has the sole power to vote or cause to be voted such Voting Shares. Except for the Permitted Encumbrances or pledges that do not impair or restrict the Voting Party’s power to vote or cause to be voted any Voting Shares in accordance with this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Voting Party or any of its Affiliates is a party relating to the pledge, acquisition, disposition, transfer or voting of the Voting Shares and there are no voting trusts or voting agreements with respect to the Voting Shares. The Voting Party does not Beneficially Own any Voting Shares other than (x) the Voting Shares set forth on such Voting Party’s signature page hereto or (y) any options, warrants or other rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock.

e. No Litigation. As of the date of this Agreement, there is no Legal Proceeding pending against, or, to the knowledge of the Voting Party, threatened against, the Voting Party or any of its Affiliates that would reasonably be expected to materially impair or materially adversely affect the ability of the Voting Party to perform its obligations hereunder.

3. Representations and Warranties of Parent.

a. Authority. Parent has all requisite corporate power and authority to enter into this Agreement and to perform fully Parent’s obligations hereunder. This Agreement has been duly authorized, executed and delivered by Parent. This Agreement constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, subject to the Enforceability Exceptions.

b. No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Parent is required in connection with the execution, delivery and performance of this Agreement, other than as may be required under Applicable Laws related to securities.

c. No Conflicts. Neither the execution and delivery of this Agreement, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, Parent’s organizational documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or to Parent’s property or assets that would reasonably be expected to prevent or delay the consummation of the Merger or that would reasonably be expected to prevent Parent from fulfilling its obligations under this Agreement.

3. Representations and Warranties of the Company.

a. Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to perform fully the Company’s obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to the Enforceability Exceptions.

b. No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of the Company is required in connection with the execution, delivery and performance of this Agreement, other than as may be required under Applicable Laws related to securities.

c. No Conflicts. Neither the execution and delivery of this Agreement, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, the Company’s organizational documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Company or to the Company’s property or assets that would reasonably be expected to prevent or delay the consummation of the Merger or that would reasonably be expected to prevent the Company from fulfilling its obligations under this Agreement.

5. Agreement to Vote Shares. The Voting Party (solely in its capacity as a stockholder in the Company and not as a director or fiduciary) agrees during the term of this Agreement to vote or cause to be voted the Voting Shares at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof: (a) in favor of (i) the Merger Agreement and the Contemplated Transactions (including the Merger) and (ii) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date or dates to solicit additional proxies if there are insufficient votes, or insufficient shares of Company Common Stock present, to approve the Merger Agreement and the Contemplated Transactions (including the Merger), or to ensure that any supplement or amendment to the Joint Proxy Statement is timely provided to the Company’s stockholders; and (b) against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of the Company’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s certificate of incorporation or bylaws other than in connection with the Merger). Notwithstanding the foregoing, each Voting Party shall retain at all times the right to vote such Voting Party’s Voting Shares in its sole discretion and without any other limitation on those matters other than those set forth in this Section 5 that are at any time or from time to time presented for consideration to the Company’s stockholders.

6. Transfer of Voting Shares; No Voting Trust or Other Arrangement. The Voting Party (solely in its capacity as a stockholder in the Company and not, if applicable, as a director or fiduciary) agrees that, prior to the earlier of (i) the Expiration Time and (ii) the date on which the Required Company Stockholder Vote shall have been obtained, the Voting Party will not, and will not permit any entity under the Voting Party’s direct or indirect control (a “Controlled Affiliate”) to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares. The Voting Party agrees that during the term of this Agreement the Voting Party will not, directly or indirectly, transfer (including by operation of law), sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (“Transfer”), any of the Voting Shares or enter into, or permit any Controlled Affiliate to enter into, any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Voting Shares or the Voting Party’s or any Controlled Affiliate’s voting or economic interest therein. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 6 shall be null and void. This Section 6 shall not prohibit a Transfer of Voting Shares by the Voting Party or any Controlled Affiliate, on the one hand, to another Controlled Affiliate, on the other hand (such a Transfer, a “Permitted Transfer”). Parent, the Company and the Voting Party acknowledge and agree that any Voting Shares subject to a Permitted Transfer shall remain subject to the covenants and restrictions contemplated herein during the term of this Agreement.

7. Termination. This Agreement shall automatically terminate upon the earliest to occur (the “Expiration Time”) of: (i) the Closing; (ii) termination of the Merger Agreement in accordance with its terms; (iii) the Outside Date; (iv) any change to the terms of the Merger Agreement without the prior written consent of each Voting Party that (a) reduces the Merger Consideration with respect to the Company Common Stock or any consideration otherwise payable with respect to the securities of the Company beneficially owned by such Voting Party, (b) changes the form of consideration payable in the Merger or any consideration otherwise payable with respect to the Company Common Stock beneficially owned by such Voting Party, (c) modifies the closing conditions set forth in Section 6 or Section 7 of the Merger Agreement in a manner adverse to the interest of the Voting Parties, (d) modifies the definition of “Outside Date” under the Merger Agreement in a manner adverse to the interest of the Voting Parties or (e) modifies Section 1 of the Merger Agreement in a manner adverse to the interests of the Voting Parties; and (v) with respect to any Voting Party, the mutual written consent of such Voting Party, the Company and Parent to terminate this Agreement. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 7 shall relieve any party of liability for any willful breach of this Agreement occurring prior to the termination of this Agreement.

8. Fiduciary Duties. Each Voting Party is entering into this Agreement solely in its capacity as the record or Beneficial Owner of the Voting Shares and nothing herein is intended to or shall limit or affect any actions taken by any such Voting Party or any of its designees serving in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company) or Parent (or any Subsidairy of Parent), as appliable. The taking of any actions (or failures to act) by any Voting Party or Voting Party’s designees serving as a director or officer of the Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

9. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, absent any requirement to post any bond in connection therewith. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

10. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

11. Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the next Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

If to the Voting Party, addressed as follows:	with a copy to (which shall not constitute notice):

[•] [•] [•] Attention: [•] Email: [•]	[•] [•] [•] Attention: [•] Email: [•]

If to Parent or the Company (following the Closing), addressed as follows:	with a copy to (which shall not constitute notice):

Shift Technologies, Inc. 290 Division Street, Suite 400 San Francisco, CA 94103 Attention: Jeff Clementz Email: jeff.clementz@shift.com	Jenner & Block LLP 1155 Avenue of the Americas New York, NY 10036-2711 Attention: Robert J. Rawn; Jeremy A. Casper Email: rrawn@jenner.com; jcasper@jenner.com

If to the Company (prior to the Closing), addressed as follows:	with a copy to (which shall not constitute notice):

CarLotz, Inc. 3301 West Moore Street Richmond, VA 23230 Attention: Lev Peker Email: lev@carlotz.com
Freshfields Bruckhaus Deringer LLP
601 Lexington Avenue, 31st Floor
New York, NY 10022
Attention: Valerie Ford Jacob; Sebastian L. Fain
Email: valerie.jacob@freshfields.com; sebastian.fain@freshfields.com

12. Miscellaneous.

a. Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any laws of the State of Delaware that would cause the application of the laws of any jurisdiction other than the State of Delaware. In the event any party to this Agreement commences any Legal Proceeding in connection with or relating to this Agreement or any matters described or contemplated herein or therein, the parties to this Agreement hereby agree (i) that any Legal Proceeding shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate courts therefrom in the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware); (ii) that in the event of any such Legal Proceeding, such parties will consent and submit to personal jurisdiction in any such court described in clause (i) of this Section 12(a) and to service of process upon them in accordance with the rules and statutes governing service of process; (iii) to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such Legal Proceeding in any such court or that any such Legal Proceeding was brought in an inconvenient forum; (iv) as an alternative method of service to service of process in any Legal Proceeding by mailing of copies thereof to such Party at its address set forth in Section 11 for communications to such party; (v)  that any service made as provided herein shall be effective and binding service in every respect; and (vi) that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by applicable Law.

b. Waiver of Jury Trial. Each party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party hereto certifies and acknowledges that (i) no Representative of any other party hereto has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) such party understands and has considered the implications of this waiver, (iii) such party makes this waiver voluntarily, and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12(b).

c. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Voting Shares. All rights, ownership and economic benefits of and relating to the Voting Shares shall remain vested in and belong to the Voting Parties, and Parent shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Voting Party in the voting or disposition of any Voting Shares, except as otherwise expressly provided herein.

d. No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

e. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by Law.

f. Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format shall be effective as delivery of a mutually executed counterpart to this Agreement.

g. Titles and Headings. The titles and captions in this Agreement are for reference purposes only and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

h. Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other parties hereto, be assigned by operation of Applicable Law or otherwise, and any attempted assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

i. Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

PARENT:
SHIFT TECHNOLOGIES, INC.

By:
Name:
Title:

Signature Page to Voting and Support Agreement

COMPANY:
CARLOTZ, INC.

By:
Name:
Title:

Signature Page to Voting and Support Agreement

VOTING PARTY:
[•]

By:
Name:
Title:

Voting Shares:

________________________

________________________

________________________
Signature Page to Voting and Support Agreement